Exhibit 99.1
For Immediate Release: March 19, 2009
For More Information, Contact:
Duane C. Montopoli, President & Chief Executive Officer
Phone: 603-913-2300
Fax: 603-913-2305
Pennichuck Corporation Announces Agreement with Gabelli Group
MERRIMACK, NH (March 19, 2009) — Pennichuck Corporation (NASDAQ: PNNW) today announced that it has entered into an agreement with GAMCO Investors, Inc. and its affiliated entities (collectively, “Gabelli”), pursuant to which (1) Gabelli will be allowed, subject to certain terms and conditions, to increase its beneficial ownership in Pennichuck up to but not reaching 20% under the Company’s Rights Agreement (hereinafter, the “Rights Plan”), and (2) the Company will increase the size of its Board of Directors (the “Board”) from nine (9) to eleven (11) effective as of the Company’s 2009 Annual Meeting of Shareholders (the “Annual Meeting”) and nominate two candidates to fill these additional seats who have been recommended by Gabelli.
Gabelli, in turn, and with respect to the Annual Meeting, has withdrawn both its shareholder proposal regarding the Rights Plan and its notice of intent to nominate candidates for election to the Board. Pennichuck previously reported in a Form 8-K filing with the Securities and Exchange Commission that it had amended its Rights Plan to give its Board the right, in its sole discretion, to determine if any Person (as defined in the Rights Plan) should be exempted from the general 15% beneficial ownership limitation specified therein and on what terms and conditions.
As a result of these developments, the Board has nominated five (5) candidates for election as directors at this year’s Annual Meeting, the three incumbent directors who are up for reelection this year and the two new candidates referred to above. The two new candidates are Clarence A. Davis and Michael I. German.
Commenting on this matter, Duane C. Montopoli, Pennichuck’s President & Chief Executive Officer, said, “In terms of beneficial ownership, Gabelli is our largest shareholder and we think it appropriate for them to recommend two candidates for addition to our Board. Our Corporate Governance and Nominating Committee has evaluated Messrs. Davis and German in accordance with the criteria set forth in its Charter and has concluded that they are well qualified to serve as independent directors. I and our entire Board look forward to the prospect of working with them.”

The Annual Meeting will be held at 9:00 am on Wednesday, May 6, 2009 at the Nashua Courtyard by Marriott Hotel in Nashua, New Hampshire. The Board of Directors has fixed the close of business on Friday, March 6, 2009 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting.
Pennichuck Corporation is a holding company involved principally in the supply and distribution of potable water in New Hampshire through its three regulated water utilities. Its non-regulated, water-related activities include operations and maintenance contracts with municipalities and private entities in New Hampshire and Massachusetts. The Company’s real estate operations are involved in the ownership, management and commercialization of real estate in southern New Hampshire.
Pennichuck Corporation’s common stock trades on the Nasdaq Global Market under the symbol “PNNW.” The Company’s website is at www.pennichuck.com.
This news release may contain certain forward-looking statements with respect to the financial condition, results of operations and business of Pennichuck Corporation. Forward-looking statements are based on current information and expectations available to management at the time the statements are made, and are subject to various factors, risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, the timing and results of a possible appeal to the New Hampshire Supreme Court of the reaffirmed eminent domain order of the New Hampshire Public Utilities Commission in favor of the City of Nashua, New Hampshire; the impact of an eminent domain taking by Nashua on business operations and net assets; legislation and/or regulation and accounting factors affecting Pennichuck Corporation’s financial condition and results of operations; the availability and cost of capital, including the impact on our borrowing costs of changes in interest rates; and, the impact of weather. Investors are encouraged to access Pennichuck Corporation’s annual and quarterly periodic reports filed with the Securities and Exchange Commission for financial and business information regarding Pennichuck Corporation, including a more detailed discussion of these and other risks and uncertainties that could affect Pennichuck Corporation’s forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statement.

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